                   MASTER-FEEDER PARTICIPATION AGREEMENT AMONG

                           AMERICAN AADVANTAGE FUNDS,
                       AMERICAN AADVANTAGE MILEAGE FUNDS,
                        QUANTITATIVE MASTER SERIES TRUST,
                       AMR INVESTMENT SERVICES, INC., AND
                        PRINCETON FUNDS DISTRIBUTOR, INC.

                            DATED AS OF JUNE 30, 2000

         THIS AGREEMENT is made and entered into as of the 30th day of June, 2000, by and among: American AAdvantage Funds and American AAdvantage Mileage Funds (each a "Trust" or, collectively, "Trusts"), on behalf of their series listed on Schedule A hereto (each a "Fund" and collectively, the "Funds"); Quantitative Master Series Trust (the "Master Trust"), on behalf of its series listed on Schedule A attached hereto (each a "Portfolio" and collectively, "Portfolios"); AMR Investment Services, Inc. ("Manager"); and Princeton Funds Distributors, Inc. ("PFD").

         WHEREAS, the Funds and the Portfolios are each series of open-end management investment companies, and each Fund and its corresponding Portfolio as set forth in Schedule A hereto have the same investment objectives and substantively the same investment policies;

         WHEREAS, each Fund desires to invest its investable assets in its corresponding Portfolio in exchange for a beneficial interest in the Portfolio ("Shares") on the terms and conditions set forth herein, and each Portfolio believes that such investments are in its best interests; and

         WHEREAS, the Manager is the manager for each Fund and PFD is the placement agent for each Portfolio;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                        I
                           INVESTMENTS AND REDEMPTIONS

         1.1 Investments. By placing orders through PFD, each Fund will invest its investable assets in its corresponding Portfolio and, in exchange therefor, such Portfolio will issue to the Fund Shares equal in value to the assets of the Fund conveyed to the Portfolio. Each Fund may add to or reduce its investment in its corresponding Portfolio as described in the Portfolio's Form N-1A registration statement (the "Portfolio's N-1A"). Notwithstanding the foregoing, each Portfolio reserves the right to refuse purchase requests if such action is required by law or, in the sole discretion of the trustees of the Master Trust, is in the best interests of other shareholders of a Portfolio, provided that prior to taking such action the Portfolio has delivered notice to the



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Manager of the reason(s) for its belief that such action is required and has allowed the Manager ten days following receipt of such notice, unless prohibited by applicable law, to correct the problem(s) or concern(s) identified by the Portfolio. In connection with each investment, each party hereto shall deliver to each other party such documents as such other party reasonably may request.

         1.2 Investment Date. Investments can occur initially on June 30, 2000 (or such later date as the parties hereto agree upon) and on subsequent Business Days as a Fund determines. ("Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC")). All acts occurring on the date of investment shall be deemed to occur simultaneously as of the determination of the Portfolio's net asset value on the date of investment.

         1.3 Redemptions. PFD will redeem any full or fractional Shares of a Portfolio when requested by the Manager on behalf of a Fund in accordance with the operational procedures mutually agreed to by PFD and the Manager from time to time and the provisions of the Portfolio's N-1A. PFD shall ensure that a Portfolio makes payment for such Shares in the manner established from time to time by PFD, but in no event shall payment be delayed for a greater period than is permitted by the Investment Company Act of 1940, as amended (the "1940 Act") (including any rule or order of the SEC thereunder).

         1.4 Purchase and Redemption Procedures. PFD shall accept purchase and redemption orders from the Funds on each Business Day, provided that such orders are received prior to 9:00 a.m. on such Business Day and reflect purchase and redemption orders received from the Funds' shareholders in good order prior to the time the net asset value of the applicable Portfolio is priced (such Portfolio's "valuation time") on the prior Business Day. Any such purchase or redemption order received after the Portfolio's valuation time on a Business Day shall be deemed received prior to 9:00 a.m. on the next succeeding Business Day. Purchase and redemption orders shall be provided to PFD as agent for the Portfolios in such written or electronic form (including facsimile) as may be mutually acceptable to PFD and the Manager. In the event that the Manager elects to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Manager shall be responsible for confirming that any communication sent by the Manager to PFD was properly received. PFD may reject purchase and redemption orders that are not in proper form. PFD shall be entitled to assume the authenticity of communications received from, and shall be fully protected from all liability in acting upon the instructions of, the persons named as authorized individuals of the Manager in the attached Schedule
A. Payment by a Fund for a purchase order that is transmitted to and accepted by PFD shall be made by 12:00 noon on the same Business Day that PFD receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that a Fund shall fail to pay in a timely manner for any purchase order validly received by PFD, the Manager shall hold the relevant Portfolio harmless from any losses reasonably sustained as the result of the Portfolio acting in reliance on such purchase order received by PFD.



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         1.5 Tax Notices. PFD shall furnish prompt notice to the Manager of any income, dividends or capital gain distribution payable on Shares of any Portfolio. The Funds hereby elect to receive all such income, dividends and capital gain distributions as are payable in the form of additional Shares of that Portfolio. PFD shall notify the Manager of the number of Shares so issued as payment of such dividends and distributions. The Manager and the Trust acknowledge that each Portfolio has the status of a partnership for US federal income tax purposes. PFD shall furnish to the Manager information regarding each Fund's allocable share of income, gain, loss, deduction and credit of each Portfolio, as determined for federal income tax purposes.

         1.6 Net Asset Value Data. PFD shall make the net asset value per Share for each Portfolio available to the Manager on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., New York time.

         1.7 Conditions Precedent. The obligations of each party hereto to consummate the transactions provided for herein are subject to all presentations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby.

                                       II
                         REPRESENTATIONS AND WARRANTIES

         2.1 The Trusts. Each Trust represents and warrants as follows:

               (a) Organization. Each Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts as a Massachusetts business trust. The Funds are duly and validly designated series of the Trusts and have the requisite power and authority to own property and conduct their business as proposed to be conducted pursuant to this Agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by the Trusts on behalf of the Funds and the consummation of the transactions contemplated hereby have been duly authorized by each Trust's respective Board of Trustees.

               (c) No Bankruptcy Proceedings. No Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

               (d) Fiscal Year. The fiscal year end for each Fund is December
31.

               (e) SEC Filings. Each Fund has duly filed all forms, reports, proxy statements and other documents (collectively, "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with applicable requirements of the Securities Laws and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state




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any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (f) 1940 Act Registration. Each Trust is duly registered as an open-end management investment company under the 1940 Act. The Manager and each Trust acknowledge that shares of the Master Trust and the Portfolios are not registered for sale with the SEC under the 1933 Act, and are offered to the Trust in reliance on the exemption set forth in Section 4(2) of the 1933 Act for transactions not involving a public offering.

         2.2 The Portfolios. The Master Trust represents and warrants as follows:

               (a) Organization. The Master Trust is duly organized and validly existing under the laws of the State of Delaware as a business trust. The Portfolios are duly and validly designated series of the Master Trust and have the requisite power and authority to own property and conduct their business as proposed to be conducted pursuant to this Agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by the Master Trust on behalf of the Portfolios and the consummation of the transactions contemplated hereby have been duly authorized by the Master Trust's Board of Trustees.

               (c) Authorization of Issuance of Interest. The issuance by each Portfolio of Shares in exchange for the investment by each Fund has been duly authorized by the Master Trust's Board of Trustees. When issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable by the Portfolio.

               (d) No Bankruptcy Proceedings. No Portfolio is under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

               (e) Fiscal Year. The fiscal year end of each Portfolio is December 31.

               (f) Auditors. Each Portfolio has appointed Deloitte & Touche LLP as its independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act, and shall promptly notify the Manager if any other independent public accountant is designated to perform this function.

               (g) SEC Filings. Each Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and 1940 Act in connection with any meetings of its investors and its registration as an investment company. Shares of the Portfolios are not required to be registered under the 1933 Act because such Shares are offered solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or


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necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (h) 1940 Act Registration. The Master Trust is duly registered as an open-end management investment company under the 1940 Act, and its registration is in full force and effect.

               (i) Tax Status. Each Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

               (j) Pricing and In-Kind Redemption Procedures. Each Portfolio has adopted pricing and valuation procedures that comply with the 1940 Act and in-kind redemption procedures that comply with the 1940 Act and any related interpretations issued by the SEC staff as in effect as of the date of the transactions contemplated hereby.

         2.3 The Manager. The Manager represents and warrants as follows:

               (a) Organization. The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by the Manager have been duly authorized by all necessary actions by the Manager.

               (c) Investment Adviser. The Manager is registered as an investment adviser with the SEC in good standing under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         2.4 PFD. PFD represents and warrants as follows:

               (a) Organization. PFD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

               (b) Authorization of Agreement. The execution and delivery of this Agreement by PFD have been duly authorized by all necessary actions by PFD.

               (c) Broker-Dealer. PFD is duly registered as a broker-dealer with the SEC and all jurisdictions where such registration is required to conduct the activities contemplated herein, and is a member in good standing of the National Association of Securities Dealers, Inc.



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                                       III
                                    COVENANTS

         3.1 The Trusts. Each Trust covenants as follows:

               (a) Advance Review of Certain Documents. Each Trust will furnish to PFD prior to filing or first use, as the case may be, drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Funds, and any proposed advertising or sales literature relating to the Funds; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Fund.

               (b) Proxy Voting. The Trust agrees that on any matter in which a vote of holders of Shares of the Master Trust is sought, with respect to which one or more Index Funds is entitled to vote, the Trust will either seek instructions from the holders of the relevant Index Fund's securities and vote on the matter in accordance with such instructions, or the Trust will vote the Shares of the Portfolio held by it in the same proportion as the vote of all other holders of Shares of such Portfolio.

         3.2 Indemnification by Funds.

               (a) The Manager and each Fund, as applicable, will jointly indemnify and hold harmless the Portfolios, PFD and their respective trustees, directors, officers and employees and each other person who controls the Portfolios or PFD, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by a Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause a Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of a Portfolio or PFD;

                  (ii) arise out of any misstatement of a material fact or an omission of a material fact related to a Portfolio in the Fund's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by a Portfolio or PFD or included in Fund advertising or sales literature at the request of a Portfolio or PFD;


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                  (iii) result from the failure of any representation or
warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (iv) arise out of any unlawful or negligent act of the Fund or any director, officer, employee or agent of the Fund, whether such act was committed against the Fund, a Portfolio, PFD or any third party;

provided, however, that in no case shall a the Manager or a Fund be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Manager and the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of the PFD, the Portfolio or a Covered Person. Failure to notify the Manager or the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.

               (b) The Manager and each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if a the Manager or a Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Manager or a Fund. In the event the Manager or a Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Manager or the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Manager or a Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Manager or the Fund, in which case neither the Manager nor a Fund shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Neither the Manager nor a Fund shall be liable to indemnify any Covered Person for any settlement of any claim affected without the Manager or Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Manager or a Fund might otherwise have to a Covered Person.

         3.3 The Portfolios. Each Portfolio covenants as follows:

         (a) Advance Review of Filings. Each Portfolio will furnish to the Manager, prior to filing, draft amendments to the Portfolio's Form N-1A.

         (b) Tax Status. Each Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of a Fund.

         (c) Availability of Shares. Subject to compliance with the terms of this Agreement, a Portfolio shall permit its corresponding Fund to make additional investments in the Portfolio on each Business Day on which shares of the Fund are sold to the public; provided,




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however, that the Portfolio may refuse to permit a Fund to make additional investments on any day on which the Trustees of the Master Trust reasonably determine that permitting additional investments by a Fund would constitute a breach of their fiduciary duties to a Portfolio or would breach applicable law.

               (d) Investment Objective. Each Portfolio will notify the Funds at least 60 days prior to changing its investment objective or policies.

         3.4 Indemnification by the Portfolios and PFD.

               (a) Each Portfolio, as applicable, and PFD will indemnify and hold harmless the Trusts, the Funds, the Manager and their respective trustees, officers and employees and each other person who controls each Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly or indirectly, which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by a Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause a Fund to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Fund;

                  (ii) arise out of or are based upon an inaccurate calculation of a Portfolio's net asset value (whether calculated by the Portfolio or any party retained for that purpose);

                  (iii) arise out of (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's N-1A (including amendments thereto) or included at the request of a Portfolio or PFD in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the Portfolio's N-1A or advertising or sales literature of any investor in the Portfolio, other than the Fund;

                  (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

                  (v) result from the failure of any representation or warranty made by a Portfolio or PFD to be accurate when made or the failure of a Portfolio or PFD to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;



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                  (vi) arise out of any unlawful or negligent act by a
Portfolio, PFD or any director, trustee, officer, employee or agent of the Portfolio or PFD, whether such act was committed against the Portfolio, the Fund or any third party;

                  (vii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

                  (viii) arise out of any claim that the use of the names used by the Portfolio or any related use of names by the Funds violates any license or infringes upon any trademark; or

                  (ix) result from any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders);

provided, however, that in no case shall a Portfolio or PFD be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Portfolio and PFD in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Portfolio and PFD of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

               (b) A Portfolio and PFD will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the PFD elects to assume the defense, such defense shall be conducted by counsel chosen by the Portfolio and PFD. In the event a Portfolio and PFD elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Portfolio and PFD shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and a Portfolio or PFD, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Portfolio or PFD, in which case neither the Portfolio nor PFD shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Neither a Portfolio nor PFD shall be liable to indemnify any Covered Person for any settlement of any claim affected without their written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that each Portfolio and PFD might otherwise have to a Covered Person.

         3.5 In-Kind Redemption. If a Fund desires to redeem all of its Shares in its corresponding Portfolio, unless otherwise agreed to by the parties hereto, the Portfolio will effect such redemption "in kind" in accordance with the in-kind redemption procedures adopted by the Master Trust's Board of Trustees.


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         3.6 Auditors. If a Fund's independent public accountants differ from those of its corresponding Portfolio, PFD and each Portfolio will use their best efforts to require the Master Trust's independent public auditors to provide the Funds' independent public auditors with any assistance or cooperation reasonably requested by the Funds or the Funds' independent public auditors. Such assistance and cooperation will be considered within the scope of the Master Trust's independent public auditors' duties to the Master Trust, and shall provided without charge to the Funds.

         3.7 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                       IV
                              ADDITIONAL AGREEMENTS

         4.1 Notification of Certain Matters. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

         4.2 Access to Information. The Portfolios and the Funds shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Portfolios or the Funds to provide each other with access to the books and records relating to any other series of the Master Trust and the Trusts other than the Portfolios or the Funds, nor shall anything contained herein obligate the Portfolios or the Funds to furnish each other with a shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

         4.3 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Funds' or Portfolios' respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.



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         4.4 Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law and the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                        V
                            TERMINATION AND AMENDMENT

         5.1 Termination. This Agreement may be terminated (a) by each party upon five business days notice to the other parties, (b) at any time by a Fund by redeeming all of the Fund's Shares in its corresponding Portfolio, (c) on not less than 120 days' prior written notice by a Portfolio to its corresponding Fund, and (d) at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party. The indemnification obligations in Article III and the confidentiality provisions in Section 4.3 shall survive the termination of this Agreement.

         5.2 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VI
                               GENERAL PROVISIONS

         6.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by facsimile, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Trusts:              AMR Investment Services, Inc.
or the Manager                 4333 Amon Carter Blvd., MD 5645
                               Fort Worth, Texas  76155
                               Attn: William F. Quinn, President
                               Fax:  (817) 963-3902

If to the Master Trust, a      Princeton Funds Distributor, Inc
Portfolio or PFD:              800 Scudders Mill Road
                               Plainsboro, New Jersey 08536
                               Attn: Senior Vice President, Operations
                               Fax: (609) 282-3222



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Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

         6.2 Expenses. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         6.3 Headings. The headings and captions in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         6.5 Entire Agreement. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporate or supersede all prior understandings.

         6.6 Successors and Assignments. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

         6.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.9 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         6.10 Interpretation. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         6.11 Limitation of Liability. Each party expressly acknowledges the provisions in the Declaration of Trust of each of the Trusts and the Master Trust limiting the personal liability of shareholders, officers and trustees of the Trusts and the Master Trust.

         6.12 Additional Limitations of Liability. The parties hereto agree and acknowledge that (a) the Trusts have entered into this Agreement solely on behalf of the Funds and no other series of the Trusts shall have any obligation hereunder with respect to any liability of the Trusts arising hereunder; (b) the Master Trust has entered into this Agreement solely on behalf of the Portfolios and no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Portfolios arising hereunder; and (c) no series or feeder participant of the Master Trust shall be liable to any other series or feeder participant of the Master Trust.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


                  AMERICAN AADVANTAGE FUNDS,
                  AMERICAN AADVANTAGE MILEAGE FUNDS,
                  AMR INVESTMENT SERVICES, INC.


                  ---------------------------------
                  By:      William F. Quinn
                  Their:   President


                  QUANTITATIVE MASTER SERIES TRUST

                  ---------------------------------
                  By:
                      -----------------------------

                  Its:
                      -----------------------------

                  PRINCETON FUNDS DISTRIBUTOR, INC.

                  ---------------------------------

                  By:
                      -----------------------------

                  Its:
                      -----------------------------

                                   SCHEDULE A

               Persons Authorized to Act on Behalf of the Manager


         PFD and its agents are authorized to rely on instructions from the following individuals on behalf of the Manager on its own behalf and on behalf of each Fund:


         Name                                             Signature


                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                   SCHEDULE B
                                     TO THE
                      MASTER-FEEDER PARTICIPATION AGREEMENT


                                                        CORRESPONDING PORTFOLIO OF
TRUST - FUND                                            QUANTITATIVE MASTER SERIES TRUST
------------                                            --------------------------------

American AAdvantage Funds -
  Small Cap Index Fund...................................Small Cap Index Series

American AAdvantage Funds -
  International Equity Index Fund........................International Series








Dated:  June 30, 2000